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                                                                    Exhibit 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement of Salton Sea Funding Corporation on Form S-4 of: (i) our report dated June 19, 1995 on our audits of the combined predecessor financial statements of the Partnership Guarantors as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, (ii) our report dated June 19, 1995 on our audits of the combined predecessor financial statements of Salton Sea Guarantors as of December 31, 1994 and for the year ended December 31, 1994 and for the nine month period from April 1, 1993 (date of acquisition) to December 31, 1993 and
(iii) our report dated June 19, 1995 on our audits of the predecessor summaries of revenues and related expenses of Salton Sea Royalty Company for each of the two years in the period ended December 31, 1994 on the basis of presentation described in the notes thereto.
We also consent to the reference to our Firm under the caption "Experts."


                                      /s/  COOPERS & LYBRAND L.L.P.
                                           COOPERS & LYBRAND L.L.P.

San Diego, California
July 2, 1996